Exhibit 10.27(a)

                    AMENDED AND RESTATED CONSULTING AGREEMENT


     AMENDED AND RESTATED CONSULTING AGREEMENT dated as of September 4, 1996 by and among Omega Orthodontics, Inc. ("Omega"), C. Joel Glovsky ("Glovsky") and The Mayflower Group, Ltd. ("Mayflower" and, together with Glovsky, the "Consultants").

     WHEREAS, the Consultants entered into a Consulting Agreement dated June 24, 1996 (the "Agreement") with The Orthodontic Management Effectiveness Group of America, LLC ("LLC") pursuant to which the Consultants agreed to provide certain consulting services to LLC regarding the structuring of an operating company to be formed by LLC in exchange for the issuance of thirty percent (30%) of the initial outstanding equity of such operating company;

     WHEREAS, LLC formed Omega as the operating company and, pursuant to that certain Asset Purchase Agreement between LLC and Omega dated as of August 31, 1996, Omega acquired LLC's orthodontic practice management business and certain related assets (including, without limitation, all of LLC's rights, duties and obligations under the Agreement) in exchange for 1,050,000 shares of Omega's common stock, par value $.01 per share (the "Common Stock");

     WHEREAS, pursuant to the Agreement, Omega issued 225,000 shares of Common Stock to each of Glovsky and Mayflower (individually, the "Glovsky Shares" or the "Mayflower Shares," as the case may be, and collectively, the "Shares") and placed the Shares in escrow (the "Escrow") pending completion of the services required by the Agreement;

     WHEREAS, Omega and the Consultants desire to amend and restate the Agreement in order to reflect more accurately the services required to be rendered by each of Glovsky and Mayflower thereunder and to clarify the conditions to the release of the Shares from the Escrow and to enter into this Amended and Restated Consulting Agreement amending and restating the Agreement in its entirety as provided herein.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. GLOVSKY SERVICES. During the term of this Amended and Restated Consulting Agreement, Glovsky shall provide consulting services to Omega regarding (a) the initial capital structure and initial private financing of Omega, (b) the identification and retention of the Board of Directors, senior management team and professional advisors for Omega, (c) the identification of orthodontic practices as candidates for Omega's initial affiliation program, (d) the development of Omega's affiliation program and its documentation and (e) the initial marketing of Omega's affiliation program to orthodontic practices in the United States and the negotiation of the documentation with potential affiliates. In addition, Glovsky hereby agrees that, if so requested, he will serve as the Chairman of the Board of Directors of Omega.

     2. RELEASE OF GLOVSKY SHARES. The Glovsky Shares shall be released from the Escrow upon a finding of a majority of the disinterested members of the Board of Directors of Omega that the services described in Paragraph 1 above have been substantially completed.

     3. MAYFLOWER SERVICES. During the term of this Amended and Restated Consulting Agreement, Mayflower shall provide consulting services to Omega regarding (a) the content, structure and form of Omega's initial business plan,
(b) the initial capital structure and initial private financing of Omega and (c) the strategy for and structure of Omega's practice affiliation transactions.

     4. RELEASE OF MAYFLOWER SHARES. The Mayflower Shares shall be released from the Escrow upon a finding by a majority of the disinterested members of the Board of Directors of Omega that the services described in Paragraph 3 above have been substantially completed.

     5. TERM OF AGREEMENT. This Amended and Restated Consulting Agreement shall be effective as of the date set forth above and shall expire on the earlier to occur of (a) the release of the Escrow of the Glovsky Shares (with respect to Glovsky only) or the release of the Escrow of the Mayflower Shares (with respect to Mayflower only) or (b) at the close of business on September 3, 1997.

     6. INDEPENDENT CONTRACTOR. The Consultants are retained by Omega only for the purpose and to the extent herein set forth, and the Consultants'
relationship to Omega shall, during the period of the Consultants' services hereunder, be that of independent contractor. Accordingly, each of the Consultants shall be responsible for the payment of all federal, state and local income taxes, social security taxes, self-employment taxes, sales taxes, unemployment insurance taxes and similar taxes attributable to the fees paid by Omega to the Consultant pursuant to this Amended and Restated Consulting Agreement. Neither Consultant shall participate in Omega's employee benefit plans and programs, and his or its compensation shall be governed exclusively by the terms of this Amended and Restated Consulting Agreement. No party to this Amended and Restated Consulting Agreement and none of their respective agents, employees, representatives, or independent contractors shall (i) be considered an agent, employee or representative of any other party for any purpose whatsoever; (ii) have any authority to make any agreement or commitment for any other party or to incur liability or obligation in any other party's name or on his or its behalf; or (iii) represent to third parties that any of them has any right so to bind any other party hereto.

     7. CONFIDENTIALITY. Neither Consultant shall, either during the period of his consultancy with Omega or thereafter, reveal or disclose to any person outside Omega or use to his own benefit, any proprietary and confidential marketing technique or cost method, or any affiliated orthodontist or orthodontic entity list of Omega or any patient list thereof or any proprietary and confidential mailing or supplier list, whether or not made, developed and/or conceived by such Consultant or by others in the employ of Omega. Upon the termination of such Consultant's consultancy in any manner or for any reason, the Consultant shall promptly surrender to Omega all copies of any of the foregoing, together with any other documents,


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

materials, data, information and equipment belonging to or relating to Omega's business and in his possession, custody or control, and such Consultant shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

      8. FURTHER ASSURANCES. If compliance with securities or other federal or state laws, rules or regulations, or the rules and regulations of any self regulatory organization or other agency or organization with jurisdiction over one or more of the parties, requires the modification of all or any portion of this Amended and Restated Consulting Agreement, the parties shall take promptly, or cause to be taken promptly, whatever actions are necessary to comply with such laws, rules or regulations, and, to the extent consistent with such laws, and regulations, shall use reasonable efforts to preserve the original intent of this Amended and Restated Consulting Agreement.

     9. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service or telecopier (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows or to such other address as may hereafter be designated in writing by the respective parties hereto:

        If to Glovsky:

               C. Joel Glovsky
               44 Grey Lane
               Lynnfield, MA 01940
               Telephone:  (617) 334-4712
               Facsimile:  (617) 334-4889

        If to Mayflower

               The Mayflower Group, Ltd.
               393 Commonwealth Avenue
               Boston, MA 02115
               Telephone: (617) 267-9000
               Facsimile: (617) 266-6666

        If to Omega:

               Omega Orthodontics, Inc.
               3621 Silver Spur Lane
               Acton, California 93510
               Telephone:  (805) 269-2841
               Facsimile:  (805) 269-2854

Such notice, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.


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


     10. ENTIRE AGREEMENT. This Amended and Restated Consulting Agreement contains the entire agreement concerning the arrangement among the parties and shall, as of the effective date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

     11. ASSIGNMENT. Neither Consultant may assign any of his or its rights or obligations hereunder without the prior written consent of Omega.

      12. MODIFICATION. No waiver or modification of this Amended and Restated Consulting Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Amended and Restated Consulting Agreement, or the rights or obligations of the parties hereunder, unless such wavier or modification is in writing, duly executed as aforesaid.

     13. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Amended and Restated Consulting Agreement shall be interpreted as if such invalid agreements or warrants were not contained herein.

     14. COUNTERPARTS. This Amended and Restated Consulting Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amended and Restated Consulting Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      15. GOVERNING LAW. It is the intention of the parties hereto that this Amended and Restated Consulting Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Delaware without regard to the jurisdiction in which any action or special proceeding may be instituted.

     16. HEADINGS. The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Amended and Restated Consulting Agreement .

     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


                                            OMEGA ORTHODONTICS, INC.


                                            By: /s/ Robert J. Schulhof
                                                --------------------------
                                                Robert J. Schulhof, President



                                            /s/ C. Joel Glovsky
                                            --------------------------
                                            C. Joel Glovsky


                                            THE MAYFLOWER GROUP, LTD.


                                            By: /s/  Marshall S. Sterman
                                                --------------------------
                                                Marshall S. Sterman, President


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